SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Champion Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHAMPION INDUSTRIES, INC.

P. O. Box 2968
Huntington, West Virginia 25728

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held March 17, 2008

To The Shareholders:

    The annual meeting of shareholders of Champion Industries, Inc. will be held at the Pullman Plaza Hotel, 1001 Third Avenue, Huntington, West Virginia, on Monday, March 17, 2008 at 1:00 p.m. local time for the following purposes:

1.	To fix the number of directors at seven (7) and to elect directors to hold office until the next annual meeting of shareholders.
2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record of the Common Stock of Champion Industries, Inc. at the close of business on February 8, 2008 are entitled to notice of this meeting and to vote at the meeting.

    We hope you will attend the meeting and vote your shares in person. However, since a majority of the outstanding shares must be present in person or by proxy in order to conduct the meeting, we urge you to date, sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy if you so desire. The proxy may be revoked at any time prior to its exercise, but after commencement of the annual meeting, the proxy may be revoked only in accordance with the order of business adopted for the meeting.

Dated: February 15, 2008	By Order of the Board of Directors

WALTER R. SANSOM, SECRETARY

CHAMPION INDUSTRIES, INC.
P. O. Box 2968
Huntington, West Virginia 25728

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS to be held March 17, 2008

INTRODUCTION

    The accompanying proxy is solicited by and on behalf of the Board of Directors of Champion Industries, Inc. (the “Company”) for use at the annual meeting of shareholders to be held on Monday, March 17, 2008, at 1:00 p.m. local time at the Pullman Plaza Hotel, 1001 Third Avenue, Huntington, West Virginia, and any adjournment thereof (the “Annual Meeting”). The Company anticipates that this Proxy Statement and the form of proxy will be sent or given to shareholders on approximately February 15, 2008.

    Only those shareholders of record as of the close of business on February 8, 2008 are entitled to notice of and to vote at the meeting and any adjournment thereof. At such time, the Company had and continues to have only one (1) class of stock outstanding, consisting of 9,987,913 issued and outstanding shares of common stock, of the par value of One Dollar ($1.00) per share (the “Common Stock”) held by approximately 417 shareholders. The Common Stock carries no preemptive rights.

Cumulative Voting is Authorized

    The Company’s By-laws provide that at each election for directors every shareholder entitled to vote at such election has as many votes as the number of shares owned, multiplied by the number of directors to be elected, and may either accumulate all votes for one candidate or distribute those votes among as many candidates as the shareholder may choose. For all other purposes, each share is entitled to one vote.

SOLICITATION OF PROXIES AND VOTING

    Solicitation of proxies may be made in person or by mail, telephone, or facsimile by directors, officers and regular employees of the Company or its subsidiaries and by proxy solicitation companies. The Company may also request brokerage houses, banks, and other record holders of the Company’s stock to forward proxy solicitation materials to the beneficial owners of such stock, and will reimburse such persons for their expenses in connection therewith. The Company has engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies of brokers and financial institutions and their nominees, for a fee of $4,000, plus reimbursement of reasonable out-of-pocket expenses. The expense of soliciting proxies will be borne by the Company.

    Shares represented at the meeting by properly executed proxies in the accompanying form will be voted at the meeting, or any adjournment thereof, and where the shareholder giving the proxy specifies a choice by means of the ballot space provided in the form of proxy, the shares will be voted in accordance with the specifications so made. If no directions are given by the shareholder, the proxy will be voted in accordance with the recommendations of the Board of Directors of the Company, for the election of the Board of Directors’ seven (7) nominees for election as directors of the Company (or, if deemed appropriate by the individuals appointed in the proxies, cumulatively voted for less than all of the Board’s nominees to ensure the election of as many of the Board’s nominees as possible). Any proxy given for use at the meeting may be revoked at any time before it is exercised by written notice or subsequently dated proxy received by the Company, or by oral revocation given by the shareholder in person at the meeting or any adjournment thereof. The proxies appointed by the Board of Directors may, in their discretion, vote upon such other matters as may properly come before the annual meeting.

    Votes, whether in person or by proxy, will be counted and tabulated by judges of election appointed by the Board of Directors of the Company, in conjunction with an independent, third-party vote tabulation firm. The presence of a majority of the outstanding shares of Common Stock in person or by proxy is necessary to constitute a quorum. Abstentions and broker non-votes will not be counted as votes either “for” or “against” any matters coming before the Annual Meeting, but will be counted toward determining the presence or absence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. In the election of directors, those nominees receiving the seven (7) highest number of votes shall be elected, even if such votes do not constitute a majority.

ELECTION OF DIRECTORS

Proposal No. 1 in the Accompanying Form of Proxy

    The proxies granted by the shareholders will be voted at the meeting for the resolution, unless contrary direction is indicated, establishing the number of directors at seven (7) and the election of the seven (7) nominees listed below. The proxies cannot be voted for a greater number of persons. The nominees elected as directors are to serve until the next annual meeting of shareholders and until their successors are duly elected and have qualified. The By-laws provide, however, that between annual meetings, the Board of Directors, by a majority vote, may increase the number of directors and may appoint such persons as they may select, by a majority vote, to fill any vacancies.

    While it is not anticipated that any of the nominees will be unable to serve, if for any reason one or more shall be unable to do so, the proxies will be voted for any nominees selected by management of the Company. The persons listed below have been nominated by the Board of Directors for election as directors. Each of the nominees is currently a director of the Company. The name, age, principal occupation and business experience of each, all positions and offices held by each with the Company or any of its subsidiaries and any period during which he has served as such are set forth below.

Name, Age, Position and Offices with Company and Year Became Director	Principal Occupations for Past Five Years

Louis J. Akers - 56 Director – 2004
Consultant, June 1, 2006 to present; Vice Chairman of Board of Directors, Ferris, Baker Watts, Incorporated from December 2001 to June 1, 2006; Chief Executive Officer, Ferris, Baker Watts, Incorporated, from October 1998 to December 2001.

Philip E. Cline -74 Director – 1992
Consultant, July 1999 to present; President of River City Associates, Inc. and General Manager of Pullman Plaza Hotel (Formerly Radisson Hotel Huntington) since 2001; President, Monumental Concrete Co. August 1996 to July 2005; President, Chief Executive Officer and Director, Broughton Foods Company from January 1997 to June 1999; Interim President and Chief Executive Officer, Broughton Foods Company from November 1996 to December 1996; Consultant from January 1996 to November 1996, Executive Vice President (1995 to 1996), Vice President and Treasurer (1968 to 1995) of J. H. Fletcher & Co. (manufacturer of underground mining equipment); Director of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.) from 1983 to December 2000.

Harley F. Mooney, Jr. - 79 Director – 1992
Brig. Gen. U.S. Army (Ret.); Managing Partner, Mooney-Osborne & Associates (management consulting) from 1985 to present; Director of Stationers, Inc. (a Company subsidiary) from 1989 to present; consultant to Stationers, Inc. from 1988 to 1990; consultant to The Harrah and Reynolds Corporation from 1988 to 2003; Director of Ohio River Bank, Ironton, Ohio from 1995 to present; Chairman of the Board of Directors, Caspian Industries (manufacturing) from 1996 to 2003.

A. Michael Perry - 71 Director - 1992
Co-founder and co-manager, Heritage Farm Museum and Village (Appalachian rural life museum), Huntington, West Virginia, since 2001; Retired; President (from 1983 to December 1993),  Chief Executive Officer (from 1983 to June 1, 2001) and Chairman of Board from November 1993 to June 1, 2001 of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.).

Marshall T. Reynolds - 71 Chief Executive Officer, Director and Chairman of the Board of Directors - 1992	Chief Executive Officer and Chairman of the Board of Directors of Company from 1992 to present, President of Company from December 1992 to September 2000; President and general manager of The Harrah and Reynolds Corporation, predecessor of the Company, from 1964 (and sole shareholder from 1972) to present; Chairman of the Board of River City Associates, Inc. (owner of Pullman Plaza Hotel) since 1989; Chairman of the Board of Directors, Broughton Foods Company from November 1996 to June 1999; Director (from 1983 to November 1993) and Chairman of the Board of Directors (from 1983 to November 1993) of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.).

Neal W. Scaggs - 71 Director – 1992	President, Baisden Brothers, Inc. (retail and wholesale hardware) from 1963 to present.

Glenn W. Wilcox, Sr. - 76 Director – 1997	Chairman of the Board of Directors of Wilcox Travel Agency, Inc. since 1953; Chairman of the Board of Directors (since 1974) and President (from 1974 to 1997) of Blue Ridge Printing Co., Inc; Chairman of the Board of Directors of Tower Associates, Inc. (real-estate development) since 1989.

    Mr. Reynolds is chairman of the board of directors and Mr. Scaggs is a director of Premier Financial Bancorp, Inc., of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Reynolds is chairman of the board of directors and Mr. Scaggs is a director of Energy Services Acquisition Corp., of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Scaggs is chairman of the board of directors and Mr. Reynolds is a director of First State Financial Corporation, of Sarasota, Florida which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Reynolds is a director of First Guaranty Bank, of Hammond, Louisiana, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Perry is a director of Arch Coal, Inc., which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Reynolds is a director of Abigail Adams National Bancorp, Inc., of Washington D.C., which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Reynolds is a director of Summit State Bank, of Santa Rosa, California, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Wilcox is a director of The Cornerstone Total Return Fund, Inc., Cornerstone Strategic Value Fund, Inc. and Cornerstone Progressive Return Fund (CFP), registered investment companies under the Investment Company Act of 1940.

    Mr. Reynolds is chairman of the board of directors and Messrs. Cline, Perry and Scaggs are directors of Portec Rail Products, Inc., of Pittsburgh, Pennsylvania, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

MEETINGS, COMMITTEES AND ATTENDANCE

    During fiscal year 2007, there were ten (10) meetings of the Company Board of Directors. All directors attended 75% or more of the aggregate of meetings of the Board and their committees held during their respective terms, except for Messrs. Akers and Cline, who each attended 7 Board meetings.  The Company strongly encourages all members of the Board of Directors to attend the annual meeting of shareholders each year.  At the prior year's annual shareholder meeting, all of the directors except Mr. Cline and Mr. Scaggs were present.

    The Board of Directors consists of a majority of "independent directors" as such term is defined in the Nasdaq Stock Market Marketplace Rules.  The Board of Directors has determined that Louis J. Akers, Harley F. Mooney, A. Michael Perry, Neal W. Scaggs and Glenn W. Wilcox, Sr. are independent directors.

    The Board of Directors has adopted a formal policy by which shareholders may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: c/o Champion Industries, Inc., P.O. Box 2968, Huntington, West Virginia 25728-2968.  This information is also available on the Company's website at www.champion-industries.com.

    The Board of Directors has three standing committees: a Compensation Committee, a Nominating Committee and an Audit Committee.

    The Compensation Committee reviews and recommends to the Board the compensation and employee benefits of officers of the Company and administers the 1993 and 2003 Stock Option Plans. The Compensation Committee met once during fiscal year 2007. The Compensation Committee consists of Messrs. Akers, Perry and Scaggs, all of whom are independent directors as defined in the Nasdaq Stock Market Marketplace Rules. A copy of the Compensation Committee charter is available on the Company’s website at www.champion-industries.com.  The Compensation Committee assists the Board of Directors in carrying out the Board’s overall responsibility relating to executive compensation.  Although its charter grants the committee authority to delegate its responsibility to subcommittees, and to retain compensation consultants, it has not done so.

    For fiscal year 2007, the Company’s Chief Executive Officer, Mr. Reynolds, was delegated the task of setting the compensation for the named executive officers.  Mr. Reynolds also provided to the Compensation Committee his recommendations for his own base salary, performance cash bonus program. The Compensation Committee ultimately determined and approved Mr. Reynolds’ compensation independently based on its collective judgment.  Mr. Reynolds did not attend any meetings of the Compensation Committee and he was not present when the Compensation Committee deliberated or voted on his compensation.

    Please review the Compensation Committee’s Compensation Discussion and Analysis as well as the Compensation Committee Report in this Proxy Statement.

    The purpose of the Nominating Committee is to assist the Board in identifying qualified individuals to become board members and in determining the composition of the Board and its committees.  When considering a potential director candidate, the Nominating Committee looks for personal and professional integrity, demonstrated ability and judgment and business experience.  The Nominating Committee will review and consider director nominees recommended by shareholders.  There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether the nominee is recommended by a shareholder.  A copy of the Nominating Committee charter is available on the Company's website at www.champion-industries.com.  The Nominating Committee currently consists of Messrs. Perry, Scaggs and Wilcox, all of whom are independent directors as defined in the Nasdaq Stock Market Marketplace Rules.

    The Company's By-laws provide that any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company at least 14 days and not more than 50 days prior to the first anniversary of the preceding year's annual meeting.  Each notice must set forth:  (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such nominees as of the date of such shareholder's notice; (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Company if so elected.

    The Audit Committee meets with the Company’s financial management and independent auditors and reviews the accounting principles and the scope and control of the Company’s financial reporting practices, and makes reports and recommendations to the Board with respect to audit matters.  The Audit Committee also recommends to the Board the appointment of the firm selected to be independent certified public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent certified public accountants the Company's annual audit and annual consolidated financial statements; and reviews with management the status of internal accounting controls and internal audit procedures and results.  The Audit Committee met four (4) times during fiscal year 2007.  The Audit Committee is required to have and will continue to have at least three members, all of whom must be "independent directors" as defined in the Marketplace Rules of the Nasdaq Stock Market.  Messrs. Akers, Scaggs and Wilcox are the current members of the Audit Committee.

    The Board determined that Mr. Akers, Mr. Scaggs and Mr. Wilcox are financially literate in the areas that are of concern to the Company, and are able to read and understand fundamental financial statements.  The Board has also determined that Mr. Akers, Mr. Scaggs, and Mr. Wilcox each meet the independence requirements set forth in the Marketplace Rules of the Nasdaq Stock Market.

    The Securities and Exchange Commission ("SEC") has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees.  One of the rules adopted by the SEC requires a company to disclose whether it has an "audit committee financial expert" serving on its audit committee.

    Based on its review of the criteria of an audit committee financial expert under the rule adopted by the SEC the Board of Directors does not believe that any member of the Board of Directors' Audit Committee would be described as an audit committee financial expert.  At this time, the Board of Directors believes it would be desirable for the Audit Committee to have an audit committee financial expert serving on the committee.  While informal discussions as to potential candidates have occurred, at this time no formal search process has commenced.

    The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Board.  A copy of the written Audit Committee charter is available on the Company’s website at www.champion-industries.com.  Please review the “Report of the Audit Committee” included in this annual meeting proxy statement.

OWNERSHIP OF SHARES

Principal Shareholder

    No person is known to the Company to be the beneficial owner of more than 5% of the Company Common Stock at January 16, 2008 except as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	Marshall T. Reynolds 2450 1st Avenue Huntington, West Virginia 25728	4,274,127 shares (1)	41.5%

Common Stock	Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, California 90401	722,786 shares	7.0%

(1)
Includes presently exercisable options to purchase 18,000 shares pursuant to 2003 stock option plan, 4,238,687 shares through a controlled corporation, The Harrah and Reynolds Corporation (“Harrah and Reynolds”), of which Mr. Reynolds is the sole shareholder and 2,440 shares held by Mr. Reynolds’ wife. 2,377,750 shares are pledged as collateral to secure loans made to Mr. Reynolds in the ordinary course of business by several commercial banks.  Any disposition of such pledged shares upon a default by Mr. Reynolds under such loans could result in a change of control of the Company.  The Company has no reason to believe that any such default will occur.

Security Ownership of Officers and Directors

    The following table sets forth certain information concerning ownership of Company Common Stock as of January 16, 2008 by (i) each of the directors and nominees, (ii) each executive officer named in the Summary Compensation table contained herein, and (iii) all directors and executive officers as a group. Except as otherwise noted, each beneficial owner listed below has sole voting and investment power with respect to the shares listed next to the owner’s name.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Class

Louis J. Akers	7,000	*

Philip E. Cline	38,250	*

Harley F. Mooney, Jr.	28,190	*

A. Michael Perry	35,456	*

Marshall T. Reynolds	4,274,127 (1)	41.5%

Neal W. Scaggs	62,300 (2)	*

Glenn W. Wilcox, Sr.	118,920	1.2%

Toney K. Adkins	141,601 (3)(4)	1.4%

Todd R. Fry	130,500 (5)(8)	1.3%

R. Douglas McElwain	150,919 (4)(5)(6)	1.5%

James A. Rhodes	131,000 (4)(5)	1.3%

All directors and executive officers as a group	5,300,870	51.9%
(13 persons) (7)

* The percentage of shares of Company Common Stock beneficially owned by these persons is less than 1%.

(1)
Includes presently exercisable options to purchase 18,000 shares of Common Stock pursuant to 2003 Stock Option Plan, 4,238,687 shares owned by a controlled corporation and 2,440 shares owned by wife, with respect to which reporting person has no voting or investment power.

(2)	Joint voting and investment power shared with wife with respect to 62,300 shares.

(3)	Joint voting and investment power with wife with respect to 12,206 shares; also includes presently exercisable options to purchase 18,000 shares of common stock pursuant to 2003 Stock Option Plan.

(4)	100,000 shares are pledged to secure personal loan.

(5)	Includes presently exercisable options to purchase 18,000 shares of Common Stock pursuant to 2003 Stock Option Plan.

(6)	Joint voting and investment power shared with wife with respect to 15,456 shares; 385 shares owned by wife.

(7)
Includes presently exercisable options to purchase an aggregate of 117,000 shares of Common Stock pursuant to 2003 Stock Option Plan. These shares are not included for purposes of computing the percentage of Common Stock held by all directors and executive officers as a group.

(8)	112,000 shares are pledged to secure a personal loan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The Company’s Compensation Committee reviews and determines the objectives and policies for executive officer and director compensation, approves compensation for our executive officers and directors and administers our stock plans.  The compensation committee has delegated to the CEO the responsibility for setting the compensation of the Company’s executive officers. This section discusses our compensation program in fiscal year 2007 for Marshall T. Reynolds, our Chairman of the Board of Directors and Chief Executive Officer (“CEO”); Todd R. Fry, our Senior Vice President and Chief Financial Officer; Toney K. Adkins, our President and Chief Operating Officer and R. Douglas McElwain and James A. Rhodes, Senior Vice Presidents (collectively, the “named executed officers”) and generally for our other executive officers.  Please see the Summary Compensation Table below for detailed components of the named executive officers’ fiscal 2007 compensation.

Objectives of our Compensation Program

The objectives of our executive compensation program are to:

●	Attract and retain highly talented and productive executives;

●	Provide appropriate incentives

What Our Compensation Program is Designed to Reward

Our executive compensation program is designed to assure the Company attracts and retains key personnel.

Our CEO has for a number of years asked that he receive no cash bonus, and the Compensation Committee has acquiesced in such request.

Elements of Our Compensation Program:  Why We Chose Each, How We Determined the Amounts and Formulas and How Each Relates to Our Objectives

Historically, our executive compensation program has combined the following two main elements: (1) base salary and (2) annual performance cash bonus. Prior to 2006 the Company also provided long-term incentive compensation in the form of stock options.  As further described below, all named executive officers received benefits that our other employees receive, and some of our named executive officers also received personal benefits or perquisites in the form of Company supplied automobiles.  Our named executive officers do not have any severance arrangements, special change-in-control benefits or pension or retirement benefits other than our 401(k) plan.

The elements of our executive compensation program is fiscal year 2007 are described below:

1.  Base Salary.  The salaries of our named executive officers are based on a subjective analysis performed by the Company’s CEO.  The Compensation Committee reviews and establishes the salary of our CEO, while the CEO reviews and establishes the salaries of our other officers, including the named executive officers.  Our CEO has for a number of years asked that he receive a salary of $1 per year, and the Compensation Committee has acquiesced in that request.

Salaries of our named executive officers in fiscal 2007 are shown in the “Salary” column of the Summary Compensation Table, below.

2.  Annual Performance Cash Bonus.  To reward short-term performance, the Company pays a discretionary annual bonus to the named executive officers as well as other key employees of the Company.  The CEO determines the bonus to be paid to each executive officer, based primarily on the CEO’s subjective analysis.

The Compensation Committee determines the CEO bonus.  The CEO recommends the bonus for all other officers, including the named executive officers.

3.  Long-Term Incentive Compensation – Stock Options.  Prior to 2006, our equity incentive program for our executives has consisted exclusively of stock options.  Stock options give the executives the right to purchase at a preset price (the market price of our stock when the option is granted) a specific number of shares of our stock at a future date, and the executives can exercise this right during the life of the option (generally five years).  Our executives realize value on these options only if our stock price increases (which benefits all shareholders) and only if the executives remain employed with us beyond the date their options are granted and vest.

We have not granted any stock options in fiscal 2006 or 2007. Any future grants will be based on our overall evaluation of our compensation strategies to achieve desired shareholder value.

Timing of Stock Option Grants

We did not grant stock options in anticipation of the release of material nonpublic information, and we did not time the release of material nonpublic information based on stock option grant dates. Future grants, if any, will be made consistent with this policy.

4.  Personal Benefits.  In fiscal year 2007, we provided our named executive officers with limited personal benefits or perquisites, i.e. automobiles for business and personal use, that the Compensation Committee believes are reasonable and in the best interests of the Company and its stockholders.

5.  General Benefits.  We believe that we must offer a competitive benefits program to attract and retain key executives. We provide benefits to our executives that are generally available to our other employees, including health insurance and the right to participate in the Company’s 401(k) plan

Roles of the Compensation Committee and CEO in Determining Executive Compensation

The Compensation Committee has delegated to the CEO the responsibility for setting compensation of the Company’s executive officers. Mr. Reynolds provided to the Compensation Committee his recommendations for his own base salary and performance cash bonus program.  The Compensation Committee ultimately determined and approved Mr. Reynolds’ compensation independently based on its collective judgment.  Mr. Reynolds did not attend any meetings of the Compensation Committee and he was not present when the Compensation Committee deliberated or voted on his compensation.

Accounting Considerations

Accounting considerations plan an important role in the design of our executive compensation program.  Accounting rules such as FAS 123R require us to expense the cost of our stock option grants which reduces the amount of our reported profits.  Because of option expensing and the impact of dilution on our stockholders if granted in the future, we will pay close attention to the number and value of the shares underlying stock options we grant.  In consideration of FAS 123R, and the fact that each of the named executive officers beneficially owns a significant amount of Company common stock to ensure alignment of his interests with that of shareholders, no stock option grants were made in fiscal 2007.

CEO COMPENSATION

As discussed previously, Mr. Reynolds requested that his annual salary be set at $1.00 and that he receive no bonus for 2007, and the Compensation Committee acquiesced in his request.

COMPENSATION OF OTHER NAMED EXECUTIVE OFFICERS

The compensation of the named executive officers is determined by the Company’s CEO.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above.  Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended October 31, 2007 filed with the Securities and Exchange Commission.

Members of the Compensation Committee:
/s/ Louis J. Akers, Chairman
/s/ A. Michael Perry
/s/ Neal W. Scaggs

SUMMARY COMPENSATION TABLE

The following table summarizes compensation earned in fiscal year ended October 31, 2007 by the Company’s named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
					(1)(2)
(a)	(b)	(c)	(d)	(f)	(i)	(j)
Marshall T. Reynolds, Chief Executive Officer, Chairman of the Board of Directors	2007	1	-0-	-0-	-0-	1

Todd R. Fry, Senior Vice President, Chief Financial Officer	2007	150,016	25,000	-0-	3,500	175,016

Toney K. Adkins, President and Chief Operating Officer	2007	155,016	25,000	-0-	3,600	180,016

R. Douglas McElwain, Senior Vice President, Division Manager	2007	160,326	25,000	-0-	3,500	185,326

James A. Rhodes, Senior Vice President, Division Manager	2007	153,813	25,000	-0-	3,576	178,813

(1)	This item consists of matching contributions by the Company to its 401(k) Plan on behalf of each of the named executives to match pre-tax elective deferral contributions (included under Salary) made by each to such plan. Participation in the 401(k) Plan is open to any employee age 21 or older on January 1 and July 1 of each year following the first day of the thirteenth month of employment. Subject to limitations contained in the Internal Revenue Code, participants may contribute 1% to 15% of their annual compensation and the Company contributes 100% of the participant’s contribution not to exceed 2% of the participant’s annual compensation.

(2)	The Company provides automobiles to all named executive officers due to their extensive travel for business purposes. The Company’s expense for providing the vehicle for each named executive’s personal use, together with any other perquisites, does not exceed $10,000, and therefore is not included in this table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

    The following table provides information on the current holdings of stock options by the name executive officers.  This table includes unexercised option awards.  Each option grant is shown separately for each named executive officer.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)
Marshall T. Reynolds Chairman of the Board of Directors and Chief Executive Officer	6,000 12,000	-0-	4.72 4.66	12/15/2008 10/17/2010

Todd R. Fry Senior Vice President and Chief Financial Officer	6,000 12,000	-0-	4.29 4.24	12/15/2008 10/17/2010

Toney K. Adkins President and Chief Operating Officer	6,000 12,000	-0-	4.29 4.24	12/15/2008 10/17/2010

R. Douglas McElwain Senior Vice President	6,000 12,000	-0-	4.29 4.24	12/15/2008 10/17/2010

James A. Rhodes Senior Vice President	6,000 12,000	-0-	4.29 4.24	12/15/2008 10/17/2010

DIRECTOR COMPENSATION

    The following table summarizes compensation earned in fiscal year 2007 by the Company’s directors.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(g)	(h)
Louis J. Akers	19,400	1,945 (2)	21,345

Philip E. Cline	19,000	-0-	19,000

Harley F. Mooney, Jr.	25,000 (1)	-0-	25,000

A. Michael Perry	19,000	-0-	19,000

Marshall T. Reynolds	-0-	-0-	-0-

Neal W. Scaggs	19,400	-0-	19,400

Glenn W. Wilcox, Sr.	19,400	8,586 (2)	27,986

(1)	Includes $6,000 director fees paid for attendance at board meetings of Stationers, Inc., a Company subsidiary.

(2)	The Company reimbursed directors Louis J. Akers $1,945 and Glenn W. Wilcox, Sr. $8,586 respectively for travel expenses incurred in attendance at monthly board meetings during fiscal year 2007.

TRANSACTIONS WITH DIRECTORS, OFFICERS
AND PRINCIPAL SHAREHOLDERS

Intercompany Transactions

    The Company has adopted a disinterested director voting policy pursuant to which all material transactions with any director, officer or employee or other person or entity with which such director, officer or employee is affiliated must be on terms no less favorable to the corporation than those that are generally available from unaffiliated third parties and must be approved and ratified by a majority of independent outside directors who do not have an interest in the transactions.

    The Company has certain relationships and transactions with Harrah and Reynolds and its affiliated entities. Management believes that all existing agreements and transactions described herein between the Company and Harrah and Reynolds and its affiliates are on terms no less favorable to the Company than those available from unaffiliated third parties.

    Realty Leases

    Harrah and Reynolds, Marshall T. Reynolds or affiliated entities and Company officers own the fee interest in certain real estate used by the Company in its business, and lease this real estate to the Company. All realty leases are “triple net,” whereby the Company pays for all utilities, insurance, taxes, repairs and maintenance, and all other costs associated with the properties. The properties leased, and certain of the lease terms, are set forth below.

			Annual	Expiration
Property	Lessor	Square Feet	Rental	of Term

2450 1st Avenue Huntington, West Virginia	ADJ Corp. (1)	85,000	$116,400	2013

1945 5th Avenue Huntington, West Virginia	Harrah and Reynolds	37,025	30,000	2013

615-619 4th Avenue Huntington, West Virginia	ADJ Corp. (1) and Harrah and Reynolds	59,641	21,600	2013

405 Ann Street Parkersburg, West Virginia	Printing Property Corp. (2)	36,614	57,600	2013

890 Russell Cave Road Lexington, Kentucky	Printing Property Corp. (2)	20,135	57,600	2013

(1)	ADJ Corp. is a West Virginia corporation. Two-thirds of the outstanding capital stock of ADJ Corp. is owned by Marshall T. Reynolds' two sons. One-third of the outstanding capital stock is owned by the son of director A. Michael Perry.

(2)	Printing Property Corp. is a West Virginia corporation wholly-owned by Mr. Reynolds.

Transactions with Directors and Officers

    The Company participates in a self-insurance program for employee health care benefits with affiliates controlled by Marshall T. Reynolds, Chief Executive Officer and Chairman of the Board of Directors.  The Company is allocated costs primarily related to the reinsurance premiums based on its proportionate share to provide such benefits to its employees.  The Company’s expense related to this program for the years ended October 31, 2007, 2006 and 2005 was approximately $3,493,000, $3,792,000 and $3,236,000.  In July, 2003, Tenet Health Care System filed a civil action in Louisiana against the Company seeking repayment for medical services rendered to an employee of an affiliate, allegedly under the Company medical plan. The affiliate has acknowledged in writing that the Company plan bears no responsibility for medical services provided to the affiliate plan participant and has delivered to the Company a written agreement to indemnify, defend and hold the Company and the Company's plan harmless from any and all claims and expenses incurred as a result of this lawsuit.  On July 9, 2007 Tenet Health Care System dismissed its civil action with prejudice, with no repayment being required by the medical plan.

    During 2007, 2006 and 2005 the Company utilized an aircraft owned by an entity controlled by Marshall T. Reynolds and reimbursed the controlled entity for the use of the aircraft, fuel, air crew, ramp fees and other expenses attendant to the Company’s use, in amounts aggregating $91,000, $119,000 and $118,000.  The Company believes that such amounts are at or below the market rate charged by third-party commercial charter companies for similar aircraft.

    The Company believes that the terms of its related party transactions are no less favorable to the Company than could be obtained with an independent third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 2007, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that director Louis J. Akers filed one late report with respect to three acquisitions.

INDEPENDENT AUDITORS

    The consolidated financial statements of the Company for the year ended October 31, 2007 have been audited by Arnett and Foster, PLLC, independent auditors.  The consolidated financial statements of the Company for the year ended October 31, 2006 were audited by BKD, LLP, independent auditors.

    The Board of Directors selects the independent accountants for the Company each year. On April 16, 2007, the Company dismissed BKD, LLP and engaged the firm of Arnett and Foster, PLLC as its independent accountants for the fiscal year ended October 31, 2007.  During the Company’s two most recent fiscal years and through the date of discharge of BKD, LLP, there were no disagreements with BKD, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BKD, LLP, would have caused BKD, LLP to make reference to the matter in its report.  The reports of BKD, LLP on the Company’s financial statements for the fiscal years ended October 31, 2005 and October 31, 2006, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  The Company requested BKD, LLP to furnish to the Company a letter addressed to the Commission stating whether it agrees with the above statements.  Such letter, received by the Company on April 18, 2007, was filed as an exhibit to Form 8-K by the Company with the Securities and Exchange Commission on April 20, 2007. The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Company and ratified by the Board of Directors. The Board of Directors intends to continue the services of Arnett and Foster, PLLC for the fiscal year ending October 31, 2008.

    A representative of Arnett and Foster, PLLC will be present at the annual meeting of shareholders in order to respond to appropriate questions and to make any other statement deemed appropriate.

Audit Fees

    Audit fees and expenses billed to the Company by Arnett and Foster, PLLC for the audit of the Company’s financial statements for the fiscal year ended October 31, 2007 and by BKD, LLP for the audit of the Company’s financial statements for the fiscal year ended October 31, 2006, and in 2006 for review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q, are as follows and inclusive of subsequent year billings related to the aforementioned audited periods and classified accordingly (Fiscal 2007 fees represent contractual fees and are inclusive of expenses billed to date.)

Fiscal 2007	Fiscal 2006
$159,274	$179,582

Audit Related Fees

    Audit related fees and expenses billed to the Company by Arnett and Foster, PLLC and BKD, LLP for fiscal year 2007 and by BKD, LLP for fiscal year 2006 for services related to the performance of the audit or review of the Company’s financial statements that were not included under the heading “Audit Fees”, are as follows:

Fiscal 2007	Fiscal 2006
$30,250	$0

Tax Fees

    Tax fees and expenses billed to the Company for fiscal years 2007 and 2006 for services related to tax compliance, tax advice and tax planning, inclusive of expenses are as follows:

Fiscal 2007	Fiscal 2006
$7,460	$212

All Other Fees

    Fees and expenses billed to the Company by Arnett and Foster, PLLC were primarily associated with the due diligence procedures for the acquisition of The Herald-Dispatch and certain fees from BKD, LLP for successor audit work for the fiscal year 2007. There were no billings pursuant to this classification in 2006.

Fiscal 2007	Fiscal 2006
$23,997	$0

    In 2003, the Audit Committee established a policy whereby the independent auditor is required to seek pre-approval by the Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific estimates for each such service.

    The Audit Committee approved all of the services performed by Arnett and Foster, PLLC during fiscal year 2007.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.  The Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and letter received from the independent auditors as required by the Independence Standards Board, and has considered the compatibility of non-audit services with the auditors’ independence.

    The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Committee held four (4) meetings during the fiscal year ended October 31, 2007.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2007 for filing with the Securities and Exchange Commission. The committee has also recommended the selection of the Company’s independent auditors.

Neal W. Scaggs, Audit Committee Chair
Glen W. Wilcox, Audit Committee Member
Louis J. Akers, Audit Committee Member

EQUITY COMPENSATION PLAN INFORMATION

    The following table gives information about Company Common Stock that may be issued upon the exercise of options under the Company's 1993 Stock Option Plan and 2003 Stock Option Plan, as of October 31, 2007.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders	330,000	$ 4.18	228,000

Total	330,000	4.18	228,000

OTHER BUSINESS

Proposal #2 in the Accompanying Form of Proxy

    At present, the Board of Directors knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the meeting. If other business is presented at the meeting, the proxies shall be voted in accordance with the recommendation of the Board of Directors.

    Shareholders are urged to specify their choices, and date, sign, and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the Continental United States. Prompt response is helpful, and your cooperation will be appreciated.

Code of Ethics

    The Board of Directors adopted a Code of Business Conduct and Ethics on December 15, 2003 that applies to all of the Company's officers, directors and employees and a Code of Ethics for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Accounting Officer which supplements our Code of Business Conduct and Ethics (collectively the "Codes") which are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws.  We have filed copies of the Codes with the SEC as an exhibit to our October 31, 2003 annual report on Form 10-K.

PROPOSALS BY SHAREHOLDERS

    Proposals by shareholders for possible inclusion in the Company’s proxy materials for presentation at the next annual meeting of shareholders must be received by the Secretary of the Company no later than October 20, 2008. In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with the notice of such proposal no later than January 2, 2009. The Company’s By-laws provide that any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company at least 14 days and not more than 50 days prior to the first anniversary of the preceding year’s annual meeting, and that written notice must meet certain other requirements. For further details as to timing of nominations and the information required to be contained in any nomination, see the discussion of the Nominating Committee under "Director Meetings, Committees and Attendance" or Article III, Section 10 of the Company’s By-laws, a copy of which may be obtained from the Secretary of the Company upon written request delivered to P. O. Box 2968, Huntington, West Virginia 25728.

FORM 10-K

    THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO TODD R. FRY, CHIEF FINANCIAL OFFICER, CHAMPION INDUSTRIES, INC., P. O. BOX 2968, HUNTINGTON, WEST VIRGINIA 25728.

Dated: February 15, 2008	By Order of the Board of Directors

WALTER R. SANSOM, SECRETARY

CHAMPION INDUSTRIES, INC.
ANNUAL MEETING OF SHAREHOLDERS, MARCH 17, 2008
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Todd R. Fry and Toney K. Adkins, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the Common Stock of Champion Industries, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company to be held at the Pullman Plaza Hotel, 1001 Third Avenue, Huntington, West Virginia, on March 17, 2008, and at any adjournments thereof, as indicated below.

1. ELECTION OF DIRECTORS.

 ☐ FOR ALL NOMINEES LISTED BELOW  ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW
(except as marked to the contrary below)

Louis J. Akers                                             Marshall T. Reynolds
Philip E. Cline                      Neal W. Scaggs
Harley F. Mooney, Jr.                                Glenn W. Wilcox, Sr.
A. Michael Perry

INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name on the line provided below:

___________________________________________________________________________________________________________

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

(Continued, and to be signed and dated, on the reverse side)

This Proxy will be voted as directed, but IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES. If any other business is presented at the Annual Meeting, this Proxy will be voted by those named in this Proxy in accordance with the recommendation of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This Proxy confers discretionary authority on those named in this Proxy to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve and matters incident to the conduct of the Annual Meeting.
This Proxy may be revoked prior to its exercise.

Dated:_____________________________________

__________________________________________
Signature

__________________________________________
Signature if held jointly

Please sign exactly as your name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, committee, personal representative or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY IN THE RETURN ENVELOPE.